UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
The Southern Company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The Southern Company
Supplement to Definitive Proxy Statement dated April 12, 2021
For the Annual Meeting of Stockholders to be held on May 26, 2021
On April 12, 2021, The Southern Company (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) relating to its Annual Meeting of Stockholders to be held on May 26, 2021. This supplement (“Supplement”) is being filed with the SEC and is being made available to stockholders on or about April 16, 2021. This Supplement should be read in conjunction with the Proxy Statement.
This Supplement provides additional information relating to the voting requirements for, and the effect of abstentions on, Item 3, the approval of the Company’s 2021 Equity and Incentive Compensation Plan (“Item 3”). For purposes of the listing rules of the New York Stock Exchange that require stockholder approval of Item 3, abstentions are counted as votes cast and, therefore, abstentions will have the same effect as a vote “against” Item 3.
Except as described above, this Supplement to the Proxy Statement does not modify, amend, supplement or otherwise affect the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.